Exhibit 10.27

SECOND AMENDMENT
TO
THIRD AMENDED AND RESTATED
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Second Amendment to Third Amended and Restated Senior Secured Convertible Promissory Note (“2014 Amendment”) is made and entered into this ___ day of April, 2014 by EAU Technologies, Inc., a Delaware corporation (the “Company”) and Water Science, LLC, a Florida limited liability company (“Holder”).

BACKGROUND

WHEREAS, Company and Holder executed and delivered that certain First Amendment to Third Amended and Restated Senior Secured Convertible Promissory Note, dated December 31, 2011, in the original principal amount of $3 million (the “Original Note”);

WHEREAS, Company and Holder executed and delivered that certain Third Amended and Restated Senior Secured Convertible Promissory Note, dated October 21, 2010 (the “Third Amendment”) and;

WHEREAS, Company and Holder executed and delivered that certain First Amendment to the Original Note, dated March 10, 2009 (the “First Amendment”); and

WHEREAS, the Company and the Holder desire to execute and deliver this Second Amendment to Third Amendment to the Original Note.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder do hereby agree as follows:

1.           Section 3(a) of the Original Note, as amended by the Third Amendment, is hereby deleted in its entirety and the following is hereby inserted in its place:

Maturity Date.  The Company shall pay the principal amount outstanding hereunder together with accrued and unpaid interest thereon and any other amounts payable to Holder in respect of this Note on the earlier of (i) November 30, 2014, or (ii) the acceleration of the maturity of this Note by Holder pursuant to Section (6)(b)(i), (the earlier of such dates, the “Maturity Date”), unless otherwise converted into Common Stock in accordance with Section 7.

2.           Except as expressly set forth herein, the Original Note, as amended by the First Amendment, Second Amendment and Third Amendment, shall remain unchanged and unmodified and in full force and effect.

3.           All capitalized terms not otherwise defined in this 2014 Amendment shall have the meanings assigned to them in the Original Note, as amended by the First Amendment and Second Amendment.

4.           This 2014 Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this 2014 Amendment under seal on the date first above written.

Company:
EAU TECHNOLOGIES, INC

By:	/s/ Wade Bradley
Wade Bradley
Chief Executive Officer

Holder:
WATER SCIENCE, LLC

By:	/s/ Peter Ullrich
Peter Ullrich
Manager